UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2011 (June 22, 2011)
GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Greif, Inc. (the “Company”) and two of its non-U.S. subsidiaries, as borrowers (the “Borrowers”), and a syndicate of financial institutions, as lenders (the “Lenders”), are parties to an Amended and Restated Credit Agreement (the “Credit Agreement”) governing the Company’s senior secured credit facilities. The Company’s senior secured credit facilities consist of a $750 million revolving multicurrency credit facility and a $250 million term loan.
On June 22, 2011, the Borrowers executed and delivered to the Lenders and Bank of America, N.A., as administrative agent for the Lenders, an amendment to the Credit Agreement (the “Amendment”). The purpose of the Amendment is to permit the Company’s non-U.S. subsidiaries that are not a part of the senior secured credit facilities to incur additional indebtedness with certain restrictions and in an amount not to exceed €300,000,000 plus 10% of the Company’s consolidated tangible assets.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: June 24, 2011	By	/s/ Robert M. McNutt
Robert M. McNutt,
Senior Vice President and Chief Financial Officer